Exhibit 99.1

CONTACT:
Christopher G. Marshall
Chief Financial Officer
Phone: (704) 554-5901
E-mail: cmarshall@nafhinc.com

FOR IMMEDIATE RELEASE

Capital Bank Corporation Announces Financial Results for the Third Quarter of 2011

RALEIGH, N.C., November 9, 2011 – Capital Bank Corporation (the “Company”) (Nasdaq: CBKN), a majority-owned subsidiary of North American Financial Holdings, Inc. (“NAFH”), today reported unaudited financial results for the third quarter of 2011. Operating and financial highlights include the following:

•	Net income totaled $1.9 million, or $0.02 per share, in the third quarter of 2011 and totaled $2.6 million, or $0.03 per share, in the successor period from January 29 to September 30, 2011;

•	GreenBank, which was the wholly-owned banking subsidiary of Green Bankshares, Inc. (“Green Bankshares”), was merged with and into Capital Bank, NA on September 7, 2011;

•
Following the GreenBank merger, the Company held a 26% ownership interest in Capital Bank, NA, which has $6.6 billion in assets and operates 146 branches in Florida, North Carolina, South Carolina, Tennessee and Virginia; and

•	The Company’s technology platform was converted to NAFH’s technology platform.

“We are delighted to welcome our new Tennessee teammates to Capital Bank, and we are excited to serve our Tennessee customers. With strong capital, we are in position to help customers grow and achieve their financial objectives across our Southeastern footprint,” stated Gene Taylor, Chairman and Chief Executive Officer of NAFH and Capital Bank Corporation.

“We saw significant progress in virtually every area of the bank during the third quarter. Our strong loan originations, deposit growth and efficiency improvements are strong indicators of continued growth in profitability,” commented Chris Marshall, Chief Financial Officer of NAFH and Capital Bank Corporation.

Bank Merger

On June 30, 2011, Capital Bank, formerly a wholly-owned subsidiary of the Company (“Old Capital Bank”), merged with and into NAFH National Bank, a national banking association, with NAFH National Bank as the surviving entity. In connection with the Bank Merger, NAFH National Bank changed its name to Capital Bank, NA. On September 7, 2011, NAFH acquired a controlling interest in Green Bankshares and merged its banking subsidiary, GreenBank, with and into Capital Bank, NA.  Following the GreenBank merger, Capital Bank, NA is now owned by the Company, NAFH, TIB Financial Corp. (“TIB Financial”) and Green Bankshares. NAFH is the owner of approximately 83% of the Company’s common stock, approximately 94% of TIB Financial’s common stock and approximately 90% of Green Bankshares’ common stock.

Capital Bank, NA (formerly NAFH Bank) was formed on July 16, 2010 in connection with the purchase and assumption of assets and deposits of three banks – Metro Bank of Dade County (Miami, Florida), Turnberry Bank (Aventura, Florida) and First National Bank of the South (Spartanburg, South Carolina) – from the Federal Deposit Insurance Corporation (the “FDIC”) and is a party to loss sharing agreements with the FDIC covering the large majority of the loans it acquired from the FDIC. On April 29, 2011, Capital Bank, NA merged with TIB Bank, then a wholly-owned subsidiary of TIB Financial.

The Bank Merger occurred pursuant to the terms of an Agreement of Merger entered into by and between Old Capital Bank and Capital Bank, NA, dated as of June 30, 2011. In the Bank Merger, each share of Old Capital Bank common stock was converted into the right to receive shares of Capital Bank, NA common stock based on each entity’s relative tangible book value on March 31, 2011. Following the GreenBank merger, the Company now owns approximately 26% of Capital Bank, NA, with NAFH having a direct ownership of 19%, TIB Financial owning 21%, and Green Bankshares owning the remaining 34%.

As of September 30, 2011, Capital Bank, NA operated 146 branches in Florida, North Carolina, South Carolina, Tennessee and Virginia and had total assets of $6.6 billion, total deposits of $5.3 billion and shareholders’ equity of $931.1 million.

The Bank Merger, the preceding merger of TIB Bank and Capital Bank, NA, and the succeeding merger of GreenBank and Capital Bank, NA were restructuring transactions between commonly-controlled entities. At the time of the Bank Merger, due to the de-consolidation of Old Capital Bank, the balance of accumulated other comprehensive income was reclassified to common stock within shareholders’ equity. Immediately following the Bank Merger, on June 30, 2011, NAFH, the Company and TIB Financial made cash contributions of additional capital to Capital Bank, NA of $4.7 million, $6.1 million and $5.2 million, respectively, in proportion to their respective ownership interests in Capital Bank, NA. On September 30, 2011, the Company made a $10.0 million contribution of additional capital to Capital Bank, NA in exchange for additional shares of Capital Bank, NA. These capital contributions were made to provide additional capital support for the general business operations of Capital Bank, NA.

The Company reports its investment in Capital Bank, NA on the Consolidated Balance Sheet as an equity method investment in that entity. As of September 30, 2011, the Company’s investment in Capital Bank, NA totaled $241.5 million, which reflected the Company’s pro rata ownership of Capital Bank, NA’s total shareholders’ equity. The Company also had an advance to Capital Bank, NA totaling $3.4 million as of September 30, 2011. In the quarter ended September 30, 2011, the Company increased the equity investment balance by $2.2 million based on its equity in Capital Bank, NA’s net income and increased the equity investment balance by $836 thousand based on its equity in Capital Bank, NA’s other comprehensive income.

The following table presents summarized financial information for the Company’s equity method investee, Capital Bank, NA:

(Dollars in thousands)	Three Months Ended Sep. 30, 2011

Interest income	$60,782
Interest expense	8,543
Net interest income	52,239
Provision for loan losses	9,764
Noninterest income	12,840
Noninterest expense	44,778
Net income	$6,858

Potential Merger of the Company and NAFH

On September 1, 2011, the Boards of Directors of NAFH and the Company approved and adopted a merger agreement. The merger agreement provides for the merger, following the receipt of shareholder approval by the Company’s shareholders (including NAFH), of the Company with and into NAFH, with NAFH continuing as the surviving entity. In the merger, each share of the Company’s common stock issued and outstanding immediately prior to the completion of the merger, except for shares for which appraisal rights are properly exercised and certain shares held by NAFH or the Company, will be converted into the right to receive 0.1354 of a share of NAFH Class A common stock. No fractional shares of Class A common stock will be issued in connection with the merger, and holders of the Company’s common stock will be entitled to receive cash in lieu thereof.

Since NAFH is the majority shareholder of the Company, NAFH will be able to determine the outcome of the shareholder vote needed to approve the merger.

Net Interest Income

Net interest income in the third quarter of 2011 was significantly impacted by the Bank Merger, upon which Old Capital Bank’s earning assets and interest-bearing liabilities were de-consolidated from the Company. Following the Bank Merger on June 30, 2011, the Company’s interest-bearing liabilities, which consisted of subordinated debentures, significantly exceeded interest-earning assets, thus creating negative net interest income and a negative net interest margin. Net interest income for the quarter ended September 30, 2011 (Successor) and the quarter ended September 30, 2010 (Predecessor) totaled ($270) thousand and $13.4 million, respectively. Net interest margin decreased from 3.48% in the third quarter of 2010 (Predecessor) to (31.57)% in the third quarter of 2011 (Successor) primarily due to the Bank Merger.

Further, net interest income for the period of January 29 to September 30, 2011 (Successor), the period of January 1 to January 28, 2011 (Predecessor), and the nine months ended September 30, 2010 (Predecessor) totaled $23.6 million, $4.0 million and $38.7 million, respectively. Net interest margin increased from 3.30% in the first nine months of 2010 (Predecessor) to 3.85% for the period of January 29 to September 30, 2011 (Successor) primarily due to a decline in funding costs as the average rate on total interest-bearing liabilities fell from 1.94% to 1.11% over that period. Average earning assets decreased from $1.61 billion in the nine months ended September 30, 2010 (Predecessor) to $1.54 billion in the period of January 1 to January 28, 2011 (Predecessor) to $943.2 million in the period of January 29 to September 30, 2011 (Successor). The decline in average earning assets in the successor period was primarily related to the Bank Merger.

Provision for Loan Losses

Due to the Bank Merger, there was no provision for loan losses in the quarter ended September 30, 2011 (Successor). Provision for loan losses for the quarter ended September 30, 2010 (Predecessor) totaled $6.8 million. In addition, provision for loan losses for the period of January 29 to September 30, 2011 (Successor), the period of January 1 to January 28, 2011 (Predecessor), and the nine months ended September 30, 2010 (Predecessor) totaled $1.7 million, $40 thousand and $38.5 million, respectively. The loan loss provision in the successor period reflects $752 thousand of estimated losses inherent in loans originated subsequent to the NAFH Investment date, $561 thousand of impairment related to probable decreases in cash flows expected to be collected on certain PCI loan pools, and $339 thousand of losses on acquired non-PCI loans.

Noninterest Income

Noninterest income for the quarter ended September 30, 2011 (Successor) and the quarter ended September 30, 2010 (Predecessor) totaled $2.2 million and $2.5 million, respectively. Noninterest income in the third quarter of 2011 (Successor) was solely related to the Company’s equity income from its investment in Capital Bank, NA.

Further, noninterest income for the period of January 29 to September 30, 2011 (Successor), the period of January 1 to January 28, 2011 (Predecessor), and the nine months ended September 30, 2010 (Predecessor) totaled $5.5 million, $832 thousand and $7.5 million, respectively. Noninterest income in the successor period was significantly impacted by the Company’s $2.2 million of equity income from its investment in Capital Bank, NA. Additionally, noninterest income in the first nine months of 2010 (Predecessor) benefited from $511 thousand of gains recorded on the sale of investment securities while no gains or losses were recognized in the period from January 29 to September 30, 2011 (Successor) or the period from January 1 to January 28, 2011 (Predecessor).

Noninterest Expense

Noninterest expense for the quarter ended September 30, 2011 (Successor) and the quarter ended September 30, 2010 (Predecessor) totaled $76 thousand and $14.2 million, respectively. Expenses in the successor period were significantly reduced by the Bank Merger and related de-consolidation of Old Capital Bank.

Further, noninterest expense for the period from January 29 to September 30, 2011 (Successor), the period from January 1 to January 28, 2011 (Predecessor) and the nine months ended September 30, 2010 (Predecessor) totaled $25.1 million, $4.2 million and $39.2 million, respectively. Additionally, expenses in the first nine months of 2011 were significantly reduced by the Bank Merger and related de-consolidation of Old Capital Bank. Expenses in the period from January 29 to September 30, 2011 (Successor) were impacted by a $4.0 million contract termination fee related to the conversion and integration of the Company’s operations onto a common technology platform utilized across the NAFH enterprise. This system conversion is intended to create operating efficiencies and better position the Company for future growth.

Forward-looking Statements

Information in this press release contains forward-looking statements. Such forward looking statements can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” or “continue,” or the negative thereof or other variations thereof or comparable terminology.  These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, market and economic conditions, the management of our growth, the risks associated with Capital Bank, NA’s loan portfolio and real estate holdings, local economic conditions affecting retail and commercial real estate, ability to integrate our new management and directors without encountering potential difficulties, the Company’s geographic concentration in the southeastern region of the United States, ability to integrate the operations of Old Capital Bank with those of Capital Bank, NA, the potential for the interests of the other shareholders of Capital Bank, NA to differ from those of the Company, restrictions imposed by Capital Bank, NA’s loss sharing agreements with the FDIC, the assumptions and judgments required by loss share accounting and the acquisition method of accounting, competition within the industry, dependence on key personnel, government legislation and regulation, the risks associated with identification, completion and integration of any future acquisitions, risks related to Capital Bank, NA’s technology and information systems, the fact that the Company has experienced net losses during the last three fiscal years, risks associated with the controlling interest of NAFH in the Company, and risks associated with the limited liquidity of the Company’s common stock. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

CAPITAL BANK CORPORATION
Results of Operations

	Successor Company			Predecessor Company
(Dollars in thousands except per share data)	Three Months Ended Sep. 30, 2011	Three Months Ended Jun. 30, 2011	Jan. 29, 2011 to Mar. 31, 2011	Jan. 1, 2011 to Jan. 28, 2011	Three Months Ended Dec. 31, 2010	Three Months Ended Sep. 30, 2010

Interest income	$85	$17,440	$12,281	$5,955	$18,327	$19,535
Interest expense	355	3,551	2,260	1,996	6,040	6,153
Net interest income (loss)	(270)	13,889	10,021	3,959	12,287	13,382
Provision for loan losses	–	1,485	167	40	20,011	6,763
Net interest income (loss) after provision	(270)	12,404	9,854	3,919	(7,724)	6,619
Noninterest income	2,169	2,065	1,252	832	8,004	2,500
Noninterest expense	76	12,753	12,229	4,155	15,129	14,210
Net income (loss) before taxes	1,823	1,716	(1,123)	596	(14,849)	(5,091)
Income tax expense (benefit)	(117)	449	(549)	–	18,634	3,975
Net income (loss)	1,940	1,267	(574)	596	(33,483)	(9,066)
Dividends and accretion on preferred stock	–	–	–	861	589	588
Net income (loss) attributable to common shareholders	$1,940	$1,267	$(574)	$(265)	$(34,072)	$(9,654)

Earnings (loss) per share – basic and diluted	$0.02	$0.01	$(0.01)	$(0.02)	$(2.59)	$(0.74)

End of Period Balances

	Successor Company			Predecessor Company
(Dollars in thousands except per share data)	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010

Total assets	$247,606	$247,576	$1,704,656	$1,585,547	$1,649,699
Total earning assets	3,393	3,393	1,531,366	1,537,863	1,579,489
Cash and cash equivalents	2,435	12,477	116,650	66,745	68,069
Investment securities	–	–	304,902	223,292	196,046
Loans	–	–	1,125,260	1,254,479	1,324,932
Allowance for loan losses	–	–	167	36,061	36,249
Investment in and advance to Capital Bank, NA	244,863	234,671	–	–	–
Intangible assets	–	–	35,807	1,774	2,006
Deposits	–	–	1,349,661	1,343,286	1,359,411
Borrowings	–	–	93,513	121,000	129,000
Subordinated debentures	18,625	18,561	19,431	34,323	34,323
Shareholders’ equity	222,831	228,377	228,760	76,688	116,103

Per Share Data
Book value	$2.60	$2.66	$2.68	$2.75	$5.81
Tangible book value	2.25	2.29	2.26	2.61	5.65

Common shares outstanding	85,802,164	85,802,164	85,489,260	12,877,846	12,880,954

CAPITAL BANK CORPORATION
Average Balances and Yields/Rates

	Successor Company			Predecessor Company
(Dollars in thousands)	Three Months Ended Sep. 30, 2011	Three Months Ended Jun. 30, 2011	Jan. 29, 2011 to Mar. 31, 2011	Jan. 1, 2011 to Jan. 28, 2011	Three Months Ended Dec. 31, 2010	Three Months Ended Sep. 30, 2010

Average Balances
Total assets	$251,092	$1,702,281	$1,693,890	$1,592,750	$1,648,467	$1,665,975
Total earning assets	3,393	1,518,835	1,520,847	1,542,617	1,577,651	1,578,241
Investment securities	–	338,035	242,622	223,854	198,524	218,883
Loans	–	1,127,603	1,138,367	1,249,787	1,295,748	1,342,835
Deposits	–	1,343,599	1,340,741	1,350,336	1,366,905	1,345,562
Borrowings	–	93,349	98,599	120,032	126,130	150,478
Subordinated debentures	18,603	18,848	19,313	34,323	34,323	34,323
Shareholders’ equity	231,778	231,107	226,423	78,724	110,788	125,103

Yields/Rates 1
Yield on earning assets	9.94%	4.68%	5.07%	4.61%	4.68%	5.04%
Cost of interest-bearing liabilities	7.57	1.07	1.04	1.69	1.71	1.76
Net interest spread	2.37	3.61	4.03	2.92	2.97	3.28
Net interest margin	(31.57)	3.74	4.15	3.09	3.16	3.48

1	Annualized and on a fully taxable equivalent basis.

CAPITAL BANK CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	Successor Company	Predecessor Company
(Dollars in thousands)	Sep. 30, 2011	Dec. 31, 2010

Assets
Cash and cash equivalents:
Cash and due from banks	$2,435	$13,646
Interest-bearing deposits with banks	–	53,099
Total cash and cash equivalents	2,435	66,745
Investment securities:
Investment securities – available for sale, at fair value	–	214,991
Other investments	–	8,301
Total investment securities	–	223,292
Mortgage loans held for sale	–	6,993
Loans:
Loans – net of unearned income and deferred fees	–	1,254,479
Allowance for loan losses	–	(36,061)
Net loans	–	1,218,418
Investment in and advance to Capital Bank, NA	244,863	–
Other real estate	–	18,334
Premises and equipment, net	–	25,034
Other intangible assets, net	–	1,774
Other assets	308	24,957
Total assets	$247,606	$1,585,547

Liabilities
Deposits:
Demand deposits	$–	$116,113
NOW accounts	–	185,782
Money market accounts	–	137,422
Savings deposits	–	30,639
Time deposits	–	873,330
Total deposits	–	1,343,286
Borrowings	–	121,000
Subordinated debentures	18,625	34,323
Other liabilities	6,150	10,250
Total liabilities	24,775	1,508,859

Shareholders’ Equity
Preferred stock, $1,000 par value; 100,000 shares authorized; 41,279 shares issued and outstanding (liquidation preference of $41,279) at December 31, 2010	–	40,418
Common stock, no par value; 300,000,000 shares authorized; 85,802,164 and 12,877,846 shares issued and outstanding	219,362	145,594
Retained earnings (accumulated deficit)	2,633	(108,027)
Accumulated other comprehensive income (loss)	836	(1,297)
Total shareholders’ equity	222,831	76,688
Total liabilities and shareholders’ equity	$247,606	$1,585,547

CAPITAL BANK CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Successor Company	Predecessor Company	Successor Company	Predecessor Company
(Dollars in thousands except per share data)	Three Months Ended Sep. 30, 2011	Three Months Ended Sep. 30, 2010	Jan. 29, 2011 to Sep. 30, 2011	Jan. 1, 2011 to Jan. 28, 2011	Nine Months Ended Sep. 30, 2010

Interest income:
Loans and loan fees	$–	$17,357	$25,971	$5,479	$52,080
Investment securities:
Taxable interest income	–	1,854	3,206	391	5,851
Tax-exempt interest income	–	285	398	74	1,369
Dividends	–	22	59	–	58
Federal funds and other interest income	85	17	172	11	37
Total interest income	85	19,535	29,806	5,955	59,395
Interest expense:
Deposits	–	4,683	4,560	1,551	16,438
Borrowings and subordinated debentures	355	1,470	1,606	445	4,281
Total interest expense	355	6,153	6,166	1,996	20,719
Net interest income (loss)	(270)	13,382	23,640	3,959	38,676
Provision for loan losses	–	6,763	1,652	40	38,534
Net interest income (loss) after provision for loan losses	(270)	6,619	21,988	3,919	142
Noninterest income:
Service charges and other fees	–	746	1,355	291	2,468
Bank card services	–	521	847	174	1,479
Mortgage origination and other loan fees	–	442	518	210	1,108
Brokerage fees	–	271	308	78	743
Bank-owned life insurance	–	138	134	10	632
Equity income from investment in Capital Bank, NA	2,169	–	2,169	–	–
Net gain on sale of investment securities	–	185	–	–	511
Other	–	197	155	69	604
Total noninterest income	2,169	2,500	5,486	832	7,545
Noninterest expense:
Salaries and employee benefits	–	5,918	9,525	1,977	16,637
Occupancy	–	1,460	2,926	548	4,418
Furniture and equipment	–	867	1,401	275	2,312
Data processing and telecommunications	–	488	911	180	1,530
Advertising and public relations	–	435	325	131	1,464
Office expenses	–	320	498	93	940
Professional fees	–	626	543	190	1,785
Business development and travel	–	363	550	87	937
Amortization of other intangible assets	–	235	478	62	705
ORE losses and miscellaneous loan costs	–	1,833	1,608	176	3,858
Directors’ fees	–	236	93	68	828
FDIC deposit insurance	–	712	1,076	266	2,028
Contract termination fees	–	–	3,955	–	–
Other	76	717	1,169	102	1,738
Total noninterest expense	76	14,210	25,058	4,155	39,180
Net income (loss) before taxes	1,823	(5,091)	2,416	596	(31,493)
Income tax expense (benefit)	(117)	3,975	(217)	–	(3,510)
Net income (loss)	1,940	(9,066)	2,633	596	(27,983)
Dividends and accretion on preferred stock	–	588	–	861	1,766
Net (income) loss attributable to common shareholders	$1,940	$(9,654)	$2,633	$(265)	$(29,749)

Earnings (loss) per common share – basic	$0.02	$(0.74)	$0.03	$(0.02)	$(2.34)
Earnings (loss) per common share – diluted	$0.02	$(0.74)	$0.03	$(0.02)	$(2.34)

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
Tax Equivalent Basis 1

	Successor Company						Predecessor Company
(Dollars in thousands)	Three Months Ended Sep. 30, 2011			Three Months Ended Jun. 30, 2011			Three Months Ended Sep. 30, 2010
	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans 2	$–	$–	–%	$1,128,456	$15,029	5.34%	$1,342,835	$17,512	5.23%
Investment securities 3	–	–	–	334,230	2,639	3.16	211,547	2,309	4.37
Interest-bearing deposits	–	–	–	56,149	40	0.29	23,859	17	0.29
Advance to Capital Bank, NA	3,393	85	9.94	–	–	–	–	–	–
Total interest-earning assets	3,393	$85	9.94%	1,518,835	$17,708	4.68%	1,578,241	$19,838	5.04%
Cash and due from banks	9,268			16,587			17,285
Other assets	238,431			166,859			70,449
Total assets	$251,092			$1,702,281			$1,665,975

Liabilities and Equity
NOW and money market accounts	$–	$–	–%	$345,307	$666	0.77%	$323,242	$634	0.79%
Savings accounts	–	–	–	32,241	10	0.12	31,594	10	0.13
Time deposits	–	–	–	843,725	2,110	1.00	859,968	4,039	1.88
Total interest-bearing deposits	–	–	–	1,221,273	2,786	0.91	1,214,804	4,683	1.55
Borrowings	–	–	–	93,849	410	1.76	150,478	1,156	3.08
Subordinated debentures	18,603	355	7.57	18,848	355	7.55	34,323	314	3.67
Total interest-bearing liabilities	18,603	$355	7.57%	1,333,470	$3,551	1.07%	1,399,605	$6,153	1.76%
Noninterest-bearing deposits	–			122,326			130,758
Other liabilities	711			15,378			10,509
Total liabilities	19,314			1,471,174			1,540,872
Shareholders’ equity	231,778			231,107			125,103
Total liabilities and shareholders’ equity	$251,092			$1,702,281			$1,665,975

Net interest spread 4			2.37%			3.61%			3.28%
Tax equivalent adjustment		$–			$268			$303
Net interest income and net interest margin 5		$(270)	(31.57)%		$14,157	3.74%		$13,685	3.48%

1	The tax equivalent adjustment is computed using a federal tax rate of 34% and is applied to interest income from tax exempt municipal loans and investment securities.
2	Loans include mortgage loans held for sale in addition to nonaccrual loans for which accrual of interest has not been recorded.
3	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
4	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
5	Net interest margin represents net interest income divided by average interest-earning assets.

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
Tax Equivalent Basis 1

	Successor Company			Predecessor Company
(Dollars in thousands)	Period of Jan. 29 to Sep. 30, 2011			Period of Jan. 1 to Jan. 28, 2011			Nine Months Ended Sep. 30, 2010
	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans 2	$702,197	$26,184	5.62%	$1,253,296	$5,530	5.20%	$1,369,688	$52,539	5.13%
Investment securities 3	184,886	3,893	3.16	225,971	504	2.68	220,525	7,987	4.83
Interest-bearing deposits	54,834	87	0.24	63,350	11	0.20	23,142	37	0.21
Advance to Capital Bank, NA	1,290	85	9.94	–	–	–	–	–	–
Total interest-earning assets	943,207	$30,249	4.84%	1,542,617	$6,045	4.61%	1,613,355	$60,563	5.02%
Cash and due from banks	13,752			16,112			18,177
Other assets	188,626			34,021			74,275
Total assets	$1,145,585			$1,592,750			$1,705,807

Liabilities and Equity
NOW and money market accounts	$213,761	$1,084	0.76%	$334,668	$211	0.74%	$330,596	$2,168	0.88%
Savings accounts	19,808	16	0.12	30,862	3	0.11	30,445	30	0.13
Time deposits	524,847	3,460	0.99	870,146	1,337	1.81	874,331	14,240	2.18
Total interest-bearing deposits	758,416	4,560	0.91	1,235,676	1,551	1.48	1,235,372	16,438	1.78
Borrowings	59,141	665	1.70	120,032	343	3.36	158,158	3,446	2.91
Subordinated debentures	18,868	941	7.52	34,323	102	3.50	33,304	830	3.33
Repurchase agreements	–	–	–	–	–	–	2,068	5	0.32
Total interest-bearing liabilities	836,425	$6,166	1.11%	1,390,031	$1,996	1.69%	1,428,902	$20,719	1.94%
Noninterest-bearing deposits	73,696			114,660			132,058
Other liabilities	8,202			9,635			10,585
Total liabilities	918,323			1,514,326			1,571,545
Shareholders’ equity	227,262			78,424			134,262
Total liabilities and shareholders’ equity	$1,145,585			$1,592,750			$1,705,807

Net interest spread 4			3.73%			2.92%			3.08%
Tax equivalent adjustment		$443			$90			$1,168
Net interest income and net interest margin 5		$24,083	3.85%		$4,049	3.09%		$39,844	3.30%

1	The tax equivalent adjustment is computed using a federal tax rate of 34% and is applied to interest income from tax exempt municipal loans and investment securities.
2	Loans include mortgage loans held for sale in addition to nonaccrual loans for which accrual of interest has not been recorded.
3	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
4	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
5	Net interest margin represents net interest income divided by average interest-earning assets.